Exhibit 5.1

Stradley Ronon Stevens & Young, LLP 2005 Market Street Suite 2600 Philadelphia, PA 19103 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com

April 19, 2021

Blonder Tongue Laboratories, Inc.

One Jake Brown Road

Old Bridge, New Jersey 08857

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to and for Blonder Tongue Laboratories, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) by the Company of a registration statement on Form S-3 (the “Registration Statement”), relating to:

(a) the issuance from time to time of up to $10,000,000 in aggregate offering price of (i) shares of common stock, par value $0.001 per share (“Common Stock”), (ii) one or more series of preferred stock, par value $0.01 per share (“Preferred Stock”), (iii) warrants to purchase Common Stock or Preferred Stock (“Warrants”) and (iv) units (“Units”) comprising one or more of the Securities (as defined below) described in the preceding clauses (i) through (iii), in any combination. The Common Stock, Preferred Stock, Warrants and Units are collectively referred to herein as the “Company Securities.” The Company Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

(b) the offer and sale from time to time by the selling securityholders identified in the Registration Statement of up to 214,274 shares of the Company’s Common Stock (the “Warrant Shares”) that are issuable upon exercise of warrants to purchase common stock as described in the Registration Statement (the “Outstanding Warrants”). The Outstanding Warrants are sometimes referred to herein as the “Selling Securityholder Securities.”

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including (A) the prospectus forming a part of the Registration Statement relating to offers and Sales by the Company (the “Company Prospectus”) and (B) the prospectus forming a part of the Registration Statement relating to offers and Sales by the Selling Securityholders (the “Selling Securityholder Prospectus”), (ii) the forms of the Outstanding Warrants; (iii) the Company’s Restated Certificate of Incorporation, included as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 initially filed with the Commission on October 12, 1995 (and incorporated by reference in the Registration Statement), (iv) the Company’s Amended and Restated Bylaws, included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 20, 2018 (and incorporated by reference in the Registration Statement), (v) the resolutions of the Company’s board of directors with respect to the filing of the Registration Statement and (vi) such other records, documents and statutes as we have deemed necessary for purposes of rendering our opinion.

In rendering our opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals and (iii) the conformity to the originals of all documents submitted to us as certified, electronic or photostatic copies.

Philadelphia, PA • Malvern, PA • Cherry Hill, NJ • Wilmington, DE • Washington, DC • New York, NY • Chicago, IL

A Pennsylvania Limited Liability Partnership

Blonder Tongue Laboratories, Inc.

April 19, 2021

The law covered by our opinion is limited to the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the State of Delaware. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to the sale or issuance of securities, except to the extent that such compliance is related to the validity of the Company Securities and the Selling Securityholder Securities. This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of the Commission’s Regulation S-K, and we express no opinion as to any matter pertaining to the contents of the Registration Statement, the Company Prospectus or the Selling Securityholder Prospectus or any prospectus supplement, other than as expressly stated herein with respect to the validity of the Company Securities and the Selling Securityholder Securities.

Our opinions are limited and qualified in all respects by the effects of (i) general principles of equity and limitations on availability of equitable relief, including specific performance, whether applied by a court of law or equity, and (ii) bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership, and other laws now or hereafter in force affecting the rights and remedies of creditors generally (not just creditors of specific types of debtors) and other laws now or hereafter in force affecting generally only creditors of specific types of debtors.

This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

Based upon, and subject to, the foregoing, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to shares of Common Stock offered under the Registration Statement by the Company pursuant to the Company Prospectus, provided that (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and the Company Prospectus and any and all prospectus supplement(s) relating to the Company Prospectus required by applicable laws have been filed and delivered as required by such laws, (ii) the issuance and sale of the shares of Common Stock have been duly authorized by the Company by all necessary corporate action, (iii) the issuance and sale of the shares of Common Stock do not violate any applicable laws, are in conformity with the Company’s then-operative certificate of incorporation (the “Current Certificate”) and bylaws (the “Current Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) any certificates for the shares of Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof or such shares of Common Stock have been otherwise duly delivered to the purchasers thereof, in each case upon payment in full of the consideration therefor, then such shares of Common Stock, when issued and sold as contemplated in the Registration Statement, the Company Prospectus and the prospectus supplement(s) relating to the Company Prospectus and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise, exchange or conversion, as applicable, of any other Company Security in accordance with the terms of such other Company Security providing for such exercise, exchange or conversion, will be validly issued, fully paid and nonassessable.

Blonder Tongue Laboratories, Inc.

April 19, 2021

2. With respect to shares of Preferred Stock offered under the Registration Statement by the Company, provided that (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and the Company Prospectus and any and all prospectus supplement(s) relating to the Company Prospectus required by applicable laws have been filed and delivered as required by such laws, (ii) the issuance and sale of the shares of Preferred Stock have been duly authorized by the Company by all necessary corporate action, including action by the Board of Directors to establish the terms of any particular series of Preferred Stock, (iii) the issuance and sale of the shares of Preferred Stock do not violate any applicable laws, are in conformity with the Company’s then-operative Current Certificate and Current Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) any required certificate of designations establishing the rights and obligations with respect to such shares has been filed in accordance with applicable laws and has become effective and (v) any certificates for the shares of the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof or such shares of Preferred Stock have otherwise been duly delivered to the purchasers thereof, in each case upon payment in full of the consideration therefor, then such shares of Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Company Prospectus and the prospectus supplement(s) relating to the Company Prospectus and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise, exchange or conversion, as applicable, of any other Company Security in accordance with the terms of such other Company Security providing for such exercise, exchange or conversion, will be validly issued, fully paid and nonassessable.

3. With respect to Warrants offered under the Registration Statement by the Company, provided that (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and the Company Prospectus and any and all prospectus supplement(s) relating to the Company Prospectus required by applicable laws have been filed and delivered as required by such laws, (ii) the applicable warrant agreement under which the Warrants are to be issued has been duly authorized by the Company by all necessary corporate action, duly authorized by any applicable warrant agent and duly delivered by the parties, (iii) the issuance and sale and the terms of the Warrants have been duly authorized by the Company by all necessary corporate action, (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement and as described in the Registration Statement, the Company Prospectus and the prospectus supplement(s) relating to the Company Prospectus, and do not violate any applicable laws, are in conformity with the Company’s then-operative Current Certificate and Current Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (v) the Warrants have been duly executed by the Company and authenticated by any applicable warrant agent pursuant to such warrant agreement, and delivered to the purchasers thereof upon payment in full of the consideration therefor, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Company Prospectus and the prospectus supplement(s) relating to the Company Prospectus and in accordance with such warrant agreement, and any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company.

4. With respect to Units offered under the Registration Statement by the Company, provided that (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and the Company Prospectus and any and all prospectus supplement(s) relating to the Company Prospectus required by applicable laws have been filed and delivered as required by such laws, (ii) the issuance and sale and the terms of the Units have been duly authorized by the Company by all necessary corporate action, (iii) the terms of the Units and the underlying Company Securities relating thereto and their issuance and sale have been duly established as described in the Registration Statement, the Company Prospectus and the related prospectus supplement(s), and do not violate any applicable laws, are in conformity with the Company’s then-operative Current Certificate and Current Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) the Units have been duly executed and delivered by the Company to the purchasers thereof upon payment in full of the consideration therefor, then the Units, when issued and sold as contemplated in the Registration Statement, the Company Prospectus and the prospectus supplement(s) relating to the Company Prospectus, as applicable, and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company.

5. With respect to the Warrant Shares offered by the Selling Securityholders, provided that the Outstanding Warrants are exercised in accordance with their terms, including, without limitation, the payment in full of the consideration therefor, as described in such Outstanding Warrants, then such Warrant Shares will be validly issued, fully paid and nonassessable.

Blonder Tongue Laboratories, Inc.

April 19, 2021

This opinion is for your benefit and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and each prospectus supplement relating to the Prospectus and to any reference to our firm in the Registration Statement as legal counsel who have passed upon the validity of the Company Securities and the Selling Securityholder Securities offered thereby. In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ STRADLEY RONON STEVENS & YOUNG, LLP